As filed with the Securities and Exchange Commission on September 25, 1996
                                                   Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933




                        ALTERNATIVE RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                               38-2791069
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)               Identification No.)


 75 TRI-STATE INTERNATIONAL, SUITE 100
         LINCOLNSHIRE, ILLINOIS                         60069
(Address of Principal Executive Offices)             (Zip Code)


                        ALTERNATIVE RESOURCES CORPORATION
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

           LARRY I. KANE                           (847) 317-1000
           PRESIDENT AND                         (Telephone number,
      CHIEF EXECUTIVE OFFICER                   including area code,
75 TRI-STATE INTERNATIONAL, SUITE 100           of agent for service)
   LINCOLNSHIRE, ILLINOIS  60069
(Name and address of agent for service)

                   CALCULATION OF REGISTRATION FEE



                               PROPOSED       PROPOSED
    TITLE OF     AMOUNT TO      MAXIMUM       MAXIMUM      AMOUNT OF
 SECURITIES TO       BE        OFFERING      AGGREGATE    REGISTRATION
 BE REGISTERED   REGISTERED    PRICE PER      OFFERING       FEE
                                 SHARE         PRICE*

 Common Stock    1,200,000      $33.875     $40,650,000     $14,018
 (par value        shares
 $.01 per
 share)


* Based upon the average of the high and low prices of a share of Common Stock, par value $.01 per share, of the Registrant on the Nasdaq National Market on September 23, 1996.



PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

       The Registration Statement on Form S-8 filed by Alternative Resources Corporation on October 13, 1994 (File No. 33-85078) with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

       Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed
Incorporated Document modifies or supersedes such statement.   Any such
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.        EXHIBITS

Exhibit
Number         Description of Exhibit

 5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23(b) Consent of KPMG Peat Marwick LLP.

 24 Power of Attorney (included with the signature page to the registration statement).



                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lincolnshire, Illinois on August 31, 1996.

                           ALTERNATIVE RESOURCES CORPORATION


                           By:   /s/ LARRY I. KANE
                               Larry I. Kane
                               President, Chairman of the Board
                               and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry I. Kane and Bradley K. Lamers and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform such each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed on August 31, 1996, by the following persons in the capacities indicated:

          SIGNATURES                          TITLE


 /s/       LARRY I. KANE               President, Chief Executive
           Larry I. Kane                 Officer and Director (Principal
                                         Executive Officer)

 /s/       BRADLEY K. LAMERS           Vice President, Chief Financial Officer,
           Bradley K. Lamers             Secretary and Treasurer
                                         (Principal Financial Officer
                                         and Principal Accounting Officer)


 /s/       BRUCE R. SMITH              Director
           Bruce R. Smith


 /s/       JOANNE BRANDES              Director
           JoAnne Brandes


 /s/       RAYMOND R. HIPP             Director
           Raymond R. Hipp


 /s/       MICHAEL E. HARRIS           Director
            Michael E. Harris